Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-1 of our report dated January 13, 2023 on our audit of the consolidated financial statements of Gouverneur Bancorp, Inc. and subsidiaries as of September 30, 2022 and 2021, and for the two years then ended. We also hereby consent to the reference of our firm under the heading “Experts” in the prospectus included as part of the Registration Statement.

/s/ Bonadio & Co., LLP

Bonadio & Co., LLP

Syracuse, New York

June 9, 2023